AIR COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD OFFER, AGREEMENT AND ESCROW INSTRUCTIONS FOR PURCHASE OF REAL ESTATE

(Non-Residential)

AIR Commercial Real Estate Association

October 6, 2016
(Date for Reference Purposes)

1. Buyer.

1.1 HWAY LLC, a California limited liability Company , ("**Buyer**") hereby offers to purchase the real property, hereinafter described, from the owner thereof ("**Seller**") (collectively, the "**Parties**" or individually, a "**Party**"), through an escrow ("**Escrow**") to close ~~30 or~~ *on or before* October 11, 2016 ~~days after the waiver or expiration of the Buyer's Contingencies,~~ ("**Expected Closing Date**") to be held by First American Title Company ("**Escrow Holder**") whose address is 777 S. Figueroa Street, 4th Floor, Los Angeles, CA 90017 (Phyllis Chambers) , Phone No. (213) 271-1720 , Facsimile No. (714) 361-3595 upon the terms and conditions set forth in this agreement ("**Agreement**"). Buyer shall have the right to assign Buyer's rights hereunder, but *only to an affiliate of Haig Bagerdjian.* ~~and any such assignment shall not relieve Buyer of Buyer's obligations herein unless Seller expressly releases Buyer.~~

1.2 The term "**Date of Agreement**" as used herein shall be the date when by execution and delivery (as defined in paragraph 20.2) of this document or a subsequent counteroffer thereto, Buyer and Seller have reached agreement in writing whereby Seller agrees to sell, and Buyer agrees to purchase, the Property upon terms accepted by both Parties.

2. Property.

2.1 The real property ("**Property**") that is the subject of this offer consists of (insert a brief physical description) 2 Parcels; Parcel 45 improved with a two-story building, plus basement of approximately 31,259 sq. ft. and Parcel 10 improved with paved surface parking containing 3,732 sq. ft. is located in the City of Burbank , County of Los Angeles , State of California , is commonly known by the street address of 1122 and 1133 North Hollywood Way and is legally described as: to be provided in Escrow

(APN: 2477-015-045; 2477-016-010).

2.2 If the legal description of the Property is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of First American Title Company ("**Title Company**"), which shall issue the title policy hereinafter described.

2.3 The Property includes, at no additional cost to Buyer, the permanent improvements thereon, including those items which pursuant to applicable law are a part of the property, as well as the following items, if any, owned by Seller and at present located on the Property: electrical distribution systems (power panel, bus ducting, conduits, disconnects, lighting fixtures); telephone distribution systems (lines, jacks and connections only); space heaters; heating, ventilating, air conditioning equipment ("**HVAC**"); air lines; fire sprinkler systems; security and fire detection systems; carpets; window coverings; wall coverings; and ______ (collectively, the "**Improvements**").

2.4 ~~The fire sprinkler monitor: ☐ is owned by Seller and included in the Purchase Price, ☐ is leased by Seller, and Buyer will need to negotiate a new lease with the fire monitoring company, ☑ ownership will be determined during Escrow, or ☐ there is no fire sprinkler monitor.~~

2.5 Except as provided in Paragraph 2.3, the Purchase Price does not include Seller's personal property, furniture and furnishings, and trade fixtures and equipment ~~all of which shall be removed by Seller prior to Closing.~~

3. Purchase Price.

3.1 The purchase price ("**Purchase Price**") to be paid by Buyer to Seller for the Property shall be $9,800,000.00 , payable as follows:

(a) All Cash ~~down payment, including the Deposit as defined in paragraph 4.3 (or if an all cash~~ transaction, the Purchase Price): $9,800,000.00

INITIALS ______ INITIALS [signature]

(Strike if not applicable)

	(b) Amount of an Interim Loan from Buyer to Seller:	$1,000,000.00
	(c b) Amount of "New Loan" as defined in paragraph 5.1, if any:	$6,370,000.00
	(c) Buyer shall take title to the Property subject to and/or assume the following existing deed(s) of trust ("Existing Deed(s) of Trust") securing the existing promissory note(s) ("Existing Note(s)"):	
	(i) An Existing Note ("First Note") with an unpaid principal balance as of the Closing of approximately:	$
(Strike if not applicable)	Said First Note is payable at $ per month, including interest at the rate of % per annum until paid (and/or the entire unpaid balance is due on).	
	(ii) An Existing Note ("Second Note") with an unpaid principal balance as of the Closing of approximately:	$
	Said Second Note is payable at $ per month, including interest at the rate of % per annum until paid (and/or the entire unpaid balance is due on).	
(Strike if not applicable)	(d) Buyer shall give Seller a deed of trust ("Purchase Money Deed of Trust") on the property, to secure the promissory note of Buyer to Seller described in paragraph 6 ("Purchase Money Note") in the amount of:	$
	Total Purchase Price:	$9,800,000.00

3.2 If Buyer is taking title to the Property subject to, or assuming, an Existing Deed of Trust and such deed of trust permits the beneficiary to demand payment of fees including, but not limited to, points, processing fees, and appraisal fees as a condition to the transfer of the Property, Buyer agrees to pay such fees up to a maximum of 1.5% of the unpaid principal balance of the applicable Existing Note.

4. **Deposits.**

4.1 ☑ Buyer will has delivered to Broker cash by wire transfer of immediately available funds in the amount of the Purchase Price a check in the sum of $1,000.00 , payable to Escrow Holder, and loan documents whereby Buyer agrees to lend to Seller the sum of ($) ("Loan") to be delivered by Broker to Escrow Holder within 2 or business days after both Parties have executed this Agreement and the executed Agreement has been delivered to Escrow Holder, by 2:00 p.m. PDT on October 7, 2016. or ☐ within 2 or business days after both Parties have executed this Agreement and the executed Agreement has been delivered to Escrow Holder Buyer shall deliver to Escrow Holder a check in the sum of $. If said Purchase Price check and Loan Documents are is not received by Escrow Holder within said time period then Seller may elect to unilaterally terminate this transaction by giving written notice of such election to Escrow Holder whereupon neither Party shall have any further liability to the other under this Agreement. Should Buyer and Seller not enter into an agreement for purchase and sale, Buyer's check or funds shall, upon request by Buyer, be promptly returned to Buyer. As a matter of notation, the Loan will be for no more than $ for a term of up to 5 years and draws thereunder shall shall bear interest at 10% per annum. The Loan will be secured by a Second Lien Deed of Trust covering the Property covered by this Agreement and will be repayable and counted as part the Buyer's down payment, including all accrued but unpaid interest. But if Buyer elects not to purchase the Property then the Loan will be repayable over five years with a three month deferral of any payments.

4.2 Additional deposits: Intentionally Omitted

(a) Within 5 business days after the Date of Agreement, Buyer shall deposit with Escrow Holder the initial proceeds of the Loan requested by Seller . additional sum of $ to be applied to the Purchase Price at the Closing.

(b) Within 5 business days after the contingencies discussed in paragraph 9.1 (a) through (m) are approved or waived, Buyer shall deposit with Escrow Holder the additional sum of $ to be applied to the Purchase Price at the Closing.

(b c) If an Additional Deposit is not received by Escrow Holder within the time period provided then Seller may notify Buyer, Escrow Holder, and Brokers, in writing that, unless the Additional Deposit is received by Escrow Holder within 2 business days following said notice, the Escrow shall be deemed terminated without further notice or instructions.

4.3 Escrow Holder shall deposit the funds deposited with it by Buyer pursuant to paragraphs 4.1 and 4.2 (collectively the "Deposit"), in a State or Federally chartered bank in an interest bearing account whose term is appropriate and consistent with the timing requirements of this transaction. The interest therefrom shall accrue to the benefit of Buyer, who hereby acknowledges that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturity. Buyer's Federal Tax Identification Number is . NOTE: Such interest bearing account cannot be opened until Buyer's Federal Tax Identification Number is provided.

4.4 Notwithstanding the foregoing, within 5 days after Escrow Holder receives the monies described in paragraph 4.1 above, Escrow Holder shall release $1000 of said monies to Seller as and for independent consideration for Seller's' execution of this Agreement and the granting of the contingency period to Buyer as herein provided. Such independent consideration is non-refundable to Buyer but shall be credited to the Purchase Price in the event that the purchase of the Property is completed.

4.5 Upon waiver of all of Buyer's contingencies the Deposit shall become non-refundable but applicable to the Purchase Price except in the event of a Seller breach, or in the event that the Escrow is terminated pursuant to the provisions of Paragraph 9.1(n) (Destruction, Damage or Loss) or 9.1(o)

INITIALS INITIALS

(Material Change).

5. **Financing Contingency.** *(Strike if not applicable)* Intentionally Omitted

5.1 This offer is contingent upon Buyer obtaining from an insurance company, financial institution or other lender, a commitment to lend to Buyer a sum equal to at least 65 % of the Purchase Price, at an interest rate of no more than 6% and on terms reasonably acceptable to Buyer. Such loan ("New Loan") shall be secured by a first deed of trust or mortgage on the Property. If this Agreement provides for Seller to carry back junior financing, then Seller shall have the right to approve the terms of the New Loan. Buyer Seller shall have 30 7 days from the date of this Agreement receipt of the commitment setting forth the proposed terms of the New Loan to approve or disapprove of such proposed financing terms. If Seller fails to notify Escrow Holder, in writing, of the disapproval within said 7 days it shall be conclusively presumed that Seller has approved the terms of the New Loan.

5.2 Buyer hereby agrees to diligently pursue obtaining the New Loan. **If Buyer shall fail to notify its Broker, Escrow Holder and Seller, in writing within 30 days following the Date of Agreement, that the New Loan has not been obtained, it shall be conclusively presumed that Buyer has either obtained said New Loan or has waived this New Loan contingency.**

5.3 If, after due diligence, Buyer shall notify its Broker, Escrow Holder and Seller, in writing, within the time specified in paragraph 5.2 hereof, that Buyer has not obtained said New Loan, this Agreement shall be terminated, and Buyer shall be entitled to the prompt return of the Deposit, plus any interest earned thereon, less only Escrow Holder and Title Company cancellation fees and costs, which Buyer shall pay.

6. **Seller Financing** (Purchase Money Note). *(Strike if not applicable)*

6.1 If Seller approves Buyer's financials (see paragraph 6.5) the Purchase Money Note shall provide for interest on unpaid principal at the rate of ______% per annum, with principal and interest paid as follows: ______

The Purchase Money Note and Purchase Money Deed of Trust shall be on the current forms commonly used by Escrow Holder, and be junior and subordinate only to the Existing Note(s) and/or the New Loan expressly called for by this Agreement.

6.2 The Purchase Money Note and/or the Purchase Money Deed of Trust shall contain provisions regarding the following (see also paragraph 10.3 (b)):

(a) *Prepayment.* Principal may be prepaid in whole or in part at any time without penalty, at the option of the Buyer.

(b) *Late Charge.* A late charge of 6% shall be payable with respect to any payment of principal, interest, or other charges, not made within 10 days after it is due.

(c) *Due On Sale.* In the event the Buyer sells or transfers title to the Property or any portion thereof, then the Seller may, at Seller's option, require the entire unpaid balance of said Note to be paid in full.

6.3 If the Purchase Money Deed of Trust is to be subordinate to other financing, Escrow Holder shall, at Buyer's expense prepare and record on Seller's behalf a request for notice of default and/or sale with regard to each mortgage or deed of trust to which it will be subordinate.

6.4 **WARNING: CALIFORNIA LAW DOES NOT ALLOW DEFICIENCY JUDGEMENTS ON SELLER FINANCING. IF BUYER ULTIMATELY DEFAULTS ON THE LOAN, SELLER'S SOLE REMEDY IS TO FORECLOSE ON THE PROPERTY.**

6.5 Seller's obligation to provide financing is contingent upon Seller's reasonable approval of Buyer's financial condition. Buyer to provide a current financial statement and copies of its Federal tax returns for the last 3 years to Seller within 10 days following the Date of Agreement. Seller has 10 days following receipt of such documentation to satisfy itself with regard to Buyer's financial condition and to notify Escrow Holder as to whether or not Buyer's financial condition is acceptable. If Seller fails to notify Escrow Holder, in writing, of the disapproval of this contingency within said time period, it shall be conclusively presumed that Seller has approved Buyer's financial condition. If Seller is not satisfied with Buyer's financial condition or if Buyer fails to deliver the required documentation then Seller may notify Escrow Holder in writing that Seller Financing will not be available, and Buyer shall have the option, within 10 days of the receipt of such notice, to either terminate this transaction or to purchase the Property without Seller financing. If Buyer fails to notify Escrow Holder within said time period of its election to terminate this transaction then Buyer shall be conclusively presumed to have elected to purchase the Property without Seller financing. If Buyer elects to terminate, Buyer's Deposit shall be refunded less Title Company and Escrow Holder cancellation fees and costs, all of which shall be Buyer's obligation.

7. **Real Estate Brokers.** Intentionally Omitted

7.1 The following real estate broker(s) ("Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check the applicable boxes):

☐ ______ represents Seller exclusively (**"Seller's Broker"**);

☐ ______ represents Buyer exclusively (**"Buyer's Broker"**); or

☐ ______ represents both Seller and Buyer (**"Dual Agency"**).

The Parties acknowledge that other than the Brokers listed above, there are no other brokers representing the Parties or due any fees and/or commissions under this Agreement. See paragraph 24 regarding the nature of a real estate agency relationship. Buyer shall use the services of Buyer's Broker exclusively in connection with any and all negotiations and offers with respect to the Property for a period of 1 year from the date inserted for reference purposes at the top of page 1.

7.2 Buyer and Seller each represent and warrant to the other that he/she/it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than the Brokers named in paragraph 7.1, and no broker or other person, firm or entity, other than said Brokers is/are entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of such Party. Buyer and Seller do each hereby agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or other similar party, other than said named Brokers by reason of any dealings or act of the indemnifying Party.

8. **Escrow and Closing.**

8.1 Upon acceptance hereof by Seller, this Agreement, including any counteroffers incorporated herein by the Parties, shall constitute not only the agreement of purchase and sale between Buyer and Seller, but also instructions to Escrow Holder for the consummation of the Agreement through the Escrow. Escrow Holder shall not prepare any further escrow instructions restating or amending the Agreement unless specifically so instructed by the Parties or a Broker herein. Subject to the reasonable approval of the Parties, Escrow Holder may, however, include its standard general escrow

provisions. In the event that there is any conflict between the provisions of the Agreement and the provisions of any additional escrow instructions the provisions of the Agreement shall prevail as to the Parties and the Escrow Holder.

8.2 As soon as practical after the receipt of this Agreement and any relevant counteroffers, Escrow Holder shall ascertain the Date of Agreement as defined in paragraphs 1.2 and 20.2 and advise the Parties and Brokers, in writing, of the date ascertained.

8.3 Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law and custom and practice of the community in which Escrow Holder is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the Property is located shall prevail.

8.4 Subject to satisfaction of the *conditions* ~~contingencies~~ herein described, Escrow Holder shall close this escrow (the "**Closing**") by recording a ~~general warranty deed (a~~ grant deed ~~in California)~~ and the other documents required to be recorded, and by disbursing the funds and documents in accordance with this Agreement. *See Paragraph 1 of Addendum.*

8.5 ~~Buyer and~~ Seller shall ~~each~~ pay ~~one-half of~~ the Escrow Holder's charges and Seller shall pay the usual recording fees and any required documentary transfer taxes. Seller shall pay the premium for a standard coverage owner's ~~or joint protection~~ policy of title insurance. ~~(See also paragraph 11)~~

8.6 Escrow Holder shall verify that all of Buyer's *conditions* ~~contingencies~~ have been satisfied or waived prior to Closing. The matters contained in paragraphs 9.1 subparagraphs *(f), (g), (n) and (p) are Buyer's conditions.* ~~(b), (c), (d), (e), (g), (i), (n), and (o), 9.4, 12, 13, 14, 16, 18, 20, 21, 22, and 24 are, however, matters of agreement between the Parties only and are not instructions to Escrow Holder.~~

8.7 If this transaction is terminated for non-satisfaction and non-waiver of a Buyer's Contingency, as defined in paragraph 9.2, then neither of the Parties shall thereafter have any liability to the other under this Agreement, except to the extent of a breach of any affirmative covenant or warranty in this Agreement. In the event of such termination, Buyer shall, subject to the provisions of paragraph 8.10, be promptly refunded all funds deposited by Buyer with Escrow Holder, less only the $100 ~~provided for in paragraph 4.4 and the Title Company and Escrow Holder cancellation fees and costs, all of which shall be Buyer's obligation. If this transaction is terminated as a result of Seller's breach of this Agreement then~~ and Seller shall pay the Title Company and Escrow Holder cancellation fees and costs. *If this transaction is terminated as a result of Seller's breach of this Agreement, in addition to paying the Title Company and Escrow Holder cancellation fees and costs, Seller shall (a) instruct Escrow Holder to refund all funds, if any deposited by Buyer with Escrow Holder less only the $100 in independent consideration, and (b) reimburse Buyer all actual, out-of-pocket costs incurred by Buyer in connection with this Agreement and the transactions contemplated hereby up to a maximum total of $25,000.00*

~~8.8 The Closing shall occur on the Expected Closing Date, or as soon thereafter as the Escrow is in condition for Closing; provided, however, that if the Closing does not occur by the Expected Closing Date and said Date is not extended by mutual instructions of the Parties, a Party not then in default under this Agreement may notify the other Party, Escrow Holder, and Brokers, in writing that, unless the Closing occurs within 5 business days following said notice, the Escrow shall be deemed terminated without further notice or instructions.~~

8.9 Except as otherwise provided herein, the termination of Escrow shall not relieve or release either Party from any obligation to pay Escrow Holder's fees and costs or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained therein.

8.10 If this sale of the Property is not consummated for any reason other than Seller's breach or default, then at Seller's request, and as a condition to any obligation to return Buyer's deposit (see paragraph 21), Buyer shall within 5 days after written request deliver to Seller, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for Buyer that pertain to the Property. Provided, however, that Buyer shall not be required to deliver any such report if the written contract which Buyer entered into with the consultant who prepared such report specifically forbids the dissemination of the report to others.

9. *Conditions* ~~Contingencies~~ to Closing.

9.1 The Closing of this transaction is contingent upon the satisfaction or waiver of the following *conditions* ~~contingencies~~. **IF BUYER FAILS TO NOTIFY ESCROW HOLDER, IN WRITING, OF THE DISAPPROVAL OF ANY OF SAID *CONDITIONS* ~~CONTINGENCIES~~ *before October 7, 2016*, ~~WITHIN THE TIME SPECIFIED THEREIN,~~ IT SHALL BE CONCLUSIVELY PRESUMED THAT BUYER HAS APPROVED SUCH ITEM, MATTER OR DOCUMENT.** Buyer's conditional approval shall constitute disapproval, unless provision is made by the Seller within the time specified therefore by the Buyer in such conditional approval or by this Agreement, whichever is later, for the satisfaction of the condition imposed by the Buyer. Escrow Holder shall promptly provide all Parties with copies of any written disapproval or conditional approval which it receives. ~~With regard to subparagraphs (a) through (m) the pre-printed time periods shall control unless a different number of days is inserted in the spaces provided. *See Paragraph 2 of Addendum.*~~

~~(a) *Disclosure.* Seller shall make to Buyer, through Escrow, all of the applicable disclosures required by law (See AIR Commercial Real Estate Association ("AIR") standard form entitled "Seller's Mandatory Disclosure Statement") and provide Buyer with a completed Property Information Sheet ("**Property Information Sheet**") concerning the Property, duly executed by or on behalf of Seller in the current form or equivalent to that published by the AIR within 10 or ______ days following the Date of Agreement. Buyer has 10 days from the receipt of said disclosures to approve or disapprove the matters disclosed.~~

~~(b) *Physical Inspection.* Buyer has 10 or 15 days following the receipt of the Property Information Sheet or the Date of Agreement, whichever is later, to satisfy itself with regard to the physical aspects and size of the Property.~~

~~(c) *Hazardous Substance Conditions Report.* Buyer has 30 or 15 days following the receipt of the Property Information Sheet or the Date of Agreement, whichever is later, to satisfy itself with regard to the environmental aspects of the Property. Seller recommends that Buyer obtain a Hazardous Substance Conditions Report concerning the Property and relevant adjoining properties. Any such report shall be paid for by Buyer. A "**Hazardous Substance**" for purposes of this Agreement is defined as any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect, render it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare. A "**Hazardous Substance Condition**" for purposes of this Agreement is defined as the existence on, under or relevantly adjacent to the Property of a Hazardous Substance that would require remediation and/or removal under applicable Federal, state or local law.~~

~~(d) *Soil Inspection.* Buyer has 30 or 15 days following the receipt of the Property Information Sheet or the Date of Agreement, whichever is later, to satisfy itself with regard to the condition of the soils on the Property. Seller recommends that Buyer obtain a soil test report. Any~~

______ INITIALS

______ INITIALS

such report shall be paid for by Buyer. Seller shall provide Buyer copies of any soils report that Seller may have within 10 days of the Date of Agreement.

(e) *Governmental Approvals.* Buyer has 30 or 15 days following the Date of Agreement to satisfy itself with regard to approvals and permits from governmental agencies or departments which have or may have jurisdiction over the Property and which Buyer deems necessary or desirable in connection with its intended use of the Property, including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped and Americans with Disabilities Act requirements, transportation and environmental matters.

(f) *Conditions of Title.* Escrow Holder shall cause a current commitment for title insurance (**"Title Commitment"**) concerning the Property issued by the Title Company, as well as legible copies of all documents referred to in the Title Commitment (**"Underlying Documents"**), and a scaled and dimensioned plot showing the location of any easements to be delivered to Buyer within 10 or on days following the Date of Agreement. Buyer has 10 days from the receipt of the Title Commitment, the Underlying Documents and the plot plan to satisfy itself with regard to the condition of title. The disapproval by Buyer of any monetary encumbrance, which by the terms of this Agreement is not to remain against the Property after the Closing, shall not be considered a failure of this contingency, as Seller shall have the obligation, at Seller's expense, to satisfy and remove such disapproved monetary encumbrance at or before the Closing.

(g) *Survey.* Buyer has until the end of business on the date of this Agreement to approve an older ALTA Survey from 2007 by Grimes Survey and Mapping, 30 or 15 days following the receipt of the Title Commitment and Underlying Documents to satisfy itself with regard to any ALTA title supplement based upon a survey prepared to American Land Title Association (**"ALTA"**) standards for an owner's policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record, and any improvements, poles, structures and things located within 10 feet of either side of the Property boundary lines. Any such survey shall be prepared at Buyer's direction and expense. If Buyer has obtained a survey and approved the ALTA title supplement, Buyer may elect within the period allowed for Buyer's approval of a survey to have an ALTA extended coverage owner's form of title policy, in which event Buyer shall pay any additional premium attributable thereto.

(h) *Existing Leases and Tenancy Statements.* Seller shall within 10 or ______ days following the Date of Agreement provide both Buyer and Escrow Holder with legible copies of all leases, subleases or rental arrangements (collectively, **"Existing Leases"**) affecting the Property, and with a tenancy statement (**"Estoppel Certificate"**) in the latest form or equivalent to that published by the AIR, executed by Seller and/or each tenant and subtenant of the Property. Seller shall use its best efforts to have each tenant complete and execute an Estoppel Certificate. If any tenant fails or refuses to provide an Estoppel Certificate then Seller shall complete and execute an Estoppel Certificate for that tenancy. Buyer has 10 days from the receipt of said Existing Leases and Estoppel Certificates to satisfy itself with regard to the Existing Leases and any other tenancy issues.

(i) *Owner's Association.* Seller shall within 10 or ______ days following the Date of Agreement provide Buyer with a statement and transfer package from any owner's association servicing the Property. Such transfer package shall at a minimum include: copies of the association's bylaws, articles of incorporation, current budget and financial statement. Buyer has 10 days from the receipt of such documents to satisfy itself with regard to the association.

(j) *Other Agreements.* Seller shall within 10 or 15 days following the Date of Agreement provide Buyer with legible copies of all other agreements (**"Other Agreements"**) known to Seller that will affect the Property after Closing. Buyer has 10 days from the receipt of said Other Agreements to satisfy itself with regard to such Agreements.

(k) *Financing.* If paragraph 5 hereof dealing with a financing contingency has not been stricken, the satisfaction or waiver of such New Loan contingency.

(l) *Existing Notes.* If paragraph 3.1(c) has not been stricken, Seller shall within 10 or 5 days following the Date of Agreement provide Buyer with legible copies of (a) consent of Bank of the West to consent to subordinate financing from the Loan, (b) consent from Medley Opportunity Fund II, LP of the Buyer as a "PermittedLender" under Medley's credit facility with Seller and (c) consent from Austin Financial Services, Inc. if required under its credit facility with the Seller or (d) otherwise providing Buyer with reasonable evidence that the Loan would not violate or breach any other credit facility or material agreement entered into by Seller, and (e) consent of the Board of Directors of Seller. the Existing Notes, Existing Deeds of Trust and related agreements (collectively, **"Loan Documents"**) to which the Property will remain subject after the Closing. Escrow Holder shall promptly request from the holders of the Existing Notes a beneficiary statement (**"Beneficiary Statement"**) confirming: (1) the amount of the unpaid principal balance, the current interest rate, and the date to which interest is paid, and (2) the nature and amount of any impounds held by the beneficiary in connection with such loan. Buyer has 10 or ______ days following the receipt of the Loan Documents and Beneficiary Statements to satisfy itself with regard to such financing. Buyer's obligation to close is conditioned upon Buyer being able to purchase the Property without acceleration or change in the terms of any Existing Notes or charges to Buyer except as otherwise provided in this Agreement or approved by Buyer, provided, however, Buyer shall pay the transfer fee referred to in paragraph 3.2 hereof. Likewise if Seller is to carry back a Purchase Money Note then Seller shall within 10 or ______ days following the Date of Agreement provide Buyer with a copy of the proposed Purchase Money Note and Purchase Money Deed of Trust. Buyer has 10 or ______ days from the receipt of such documents to satisfy itself with regard to the form and content thereof.

(m) *Personal Property.* Intentionally Omitted In the event that any personal property is included in the Purchase Price, Buyer has 10 or ______ days following the Date of Agreement to satisfy itself with regard to the title condition of such personal property. Seller recommends that Buyer obtain a UCC-1 report. Any such report shall be paid for by Buyer. Seller shall provide Buyer copies of any liens or encumbrances affecting such personal property that it is aware of within 10 or ______ days following the Date of Agreement.

(n) *Destruction, Damage or Loss.* Subsequent to the Date of Agreement and prior to Closing there shall not have occurred a destruction, or damage or loss to, the Property or any portion thereof, from any cause whatsoever, which would cost more than $10,000.00 to repair or cure. If the cost of repair or cure is $10,000.00 or less, Seller shall repair or cure the loss prior to the Closing. Buyer shall have the option, within 10 days after receipt of written notice of a loss costing more than $10,000.00 to repair or cure, to either terminate this Agreement or to purchase the Property notwithstanding such loss, but without deduction or offset against the Purchase Price. If the cost to repair or cure is more than $10,000.00, and Buyer does not elect to terminate this Agreement, Buyer shall be entitled to any insurance proceeds applicable to such loss and Buyer shall receive a credit against the Purchase Price in an amount equal to any deductible under any insurance policy insuring such damage or destruction. Unless otherwise notified in writing, Escrow Holder shall assume no such destruction, damage or loss has occurred prior to Closing.

(o) *Material Change.* Buyer shall have 10 days following receipt of written notice of a Material Change within which to satisfy itself with regard to such change. **"Material Change"** shall mean a substantial adverse change in the use, occupancy, tenants, title, or condition of the Property that occurs after the date of this offer and prior to the Closing. Unless otherwise notified in writing, Escrow Holder shall assume that no Material Change has

~~occurred prior to the Closing.~~

(p) *Seller Performance.* The delivery of all documents and the due performance by Seller of each and every undertaking and agreement to be performed by Seller under this Agreement.

(q) *Brokerage Fee.* Intentionally Omitted ~~Payment at the Closing of such brokerage fee as is specified in this Agreement or later written instructions to Escrow Holder executed by Seller and Brokers ("Brokerage Fee"). It is agreed by the Parties and Escrow Holder that Brokers are a third party beneficiary of this Agreement insofar as the Brokerage Fee is concerned, and that no change shall be made with respect to the payment of the Brokerage Fee specified in this Agreement, without the written consent of Brokers.~~

9.2 All of the conditions ~~contingencies~~ specified in ~~subparagraphs (a) through (m) of~~ paragraph 9.1 are for the benefit of, and may be waived by, Buyer, and may be elsewhere herein referred to as **"Buyer's Contingencies."**

9.3 Buyer may disapprove any ~~If any~~ of Buyer's Contingencies or any other matter subject to Buyer's approval is disapproved as provided for herein in a timely manner (**"Disapproved Item"**), ~~Seller shall have the right within 10 days following the receipt of notice of Buyer's disapproval to elect to cure such Disapproved Item prior to the Expected Closing Date ("Seller's Election"). Seller's failure to give to Buyer prompt within such period, written notice of Seller's commitment to cure such Disapproved Item on or before the Expected Closing Date shall be conclusively presumed to be Seller's Election not to cure such Disapproved Item.~~ If Seller elects, either by written notice ~~or failure to give written notice~~, not to cure a Disapproved Item, Buyer shall have the right~~, within 10 days after Seller's Election~~ to either accept title to the Property subject to such Disapproved Item, or to terminate this Agreement. Buyer's failure to notify Seller in writing of Buyer's election to accept title to the Property subject to the Disapproved Item without deduction or offset shall constitute Buyer's election to terminate this Agreement. ~~The above time periods only apply once for each Disapproved Item. Unless expressly provided otherwise herein, Seller's right to cure shall not apply to the remediation of Hazardous Substance Conditions or to the Financing Contingency. Unless the Parties mutually instruct otherwise, if the time periods for the satisfaction of the conditions contingencies or for Seller's and Buyer's elections would expire on a date after the Expected Closing Date, the Expected Closing Date shall be deemed extended for 3 business days following the expiration of: (a) the applicable contingency period(s), (b) the period within which the Seller may elect to cure the Disapproved Item, or (c) if Seller elects not to cure, the period within which Buyer may elect to proceed with this transaction, whichever is later.~~

9.4 The Parties acknowledge that extensive local, state and Federal legislation establish broad liability upon owners and/or users of real property for the investigation and remediation of Hazardous Substances. The determination of the existence of a Hazardous Substance Condition and the evaluation of the impact of such a condition are highly technical and beyond the expertise of Brokers. The Parties acknowledge that they have been advised by Brokers to consult their own technical and legal experts with respect to the possible presence of Hazardous Substances on the Property or adjoining properties, and Buyer and Seller are not relying upon any investigation by or statement of Brokers with respect thereto. The Parties hereby assume all responsibility for the impact of such Hazardous Substances upon their respective interests herein.

10. Documents Required at or Before Closing:

10.1 Five days prior to the Closing date Escrow Holder shall obtain an updated Title Commitment concerning the Property from the Title Company and provide copies thereof to each of the Parties.

10.2 Seller shall deliver to Escrow Holder in time for delivery to Buyer at the Closing:

(a) Grant ~~or general warranty~~ deed, duly executed and in recordable form, conveying fee title to the Property to Buyer.

(b) ~~If applicable, the Beneficiary Statements concerning Existing Note(s).~~

(c) ~~If applicable, the Existing Leases and Other Agreements together with duly executed assignments thereof by Seller and Buyer. The assignment of Existing Leases shall be on the most recent Assignment and Assumption of Lessor's Interest in Lease form published by the AIR or its equivalent.~~ This Sale and Purchase is conditioned upon and subject to Seller executing and delivering to Buyer an AIR Form of Single Tenant Lease-Net as such is set forth on Exhibit A attached hereto and made a part hereof.

(d) ~~If applicable, Estoppel Certificates executed by Seller and/or the tenant(s) of the Property.~~

(e) An affidavit executed by Seller to the effect that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least 3 business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to the Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers.

(f) If the Property is located in California, an affidavit executed by Seller to the effect that Seller is not a "nonresident" within the meaning of California Revenue and Tax Code Section 18662 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least 3 business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to the Franchise Tax Board such sum as is required by such statute.

(g) ~~If applicable, a bill of sale, duly executed, conveying title to any included personal property to Buyer.~~

(h) If the Seller is a corporation, a duly executed corporate resolution authorizing the execution of this Agreement and the sale of the Property.

10.3 Buyer shall deliver to Seller through Escrow:

(a) The cash portion of the Purchase Price and such additional sums as are required of Buyer under this Agreement shall be deposited by Buyer with Escrow Holder, by federal funds wire transfer, or any other method acceptable to Escrow Holder in immediately collectable funds, no later than 2:00 P.M. on October 7, 2016 ~~the business day prior to the Expected Closing Date~~ provided, however, that Buyer shall not be required to deposit such monies into Escrow if at the time set for the deposit of such monies Seller is in default or has indicated that it will not perform any of its obligations hereunder. ~~Instead, in such circumstances in order to reserve its rights to proceed Buyer need only provide Escrow with evidence establishing that the required monies were available.~~

~~(b) If a Purchase Money Note and Purchase Money Deed of Trust are called for by this Agreement, the duly executed originals of those documents, the Purchase Money Deed of Trust being in recordable form, together with evidence of fire insurance on the improvements in the amount of the full replacement cost naming Seller as a mortgage loss payee, and a real estate tax service contract (at Buyer's expense), assuring Seller of notice of the status of payment of real property taxes during the life of the Purchase Money Note.~~

~~(c) The Assignment and Assumption of Lessor's Interest in Lease form specified in paragraph 10.2(c) above, duly executed by Buyer.~~

~~(d) Assumptions duly executed by Buyer of the obligations of Seller that accrue after Closing under any Other Agreements.~~

~~(e) If applicable, a written assumption duly executed by Buyer of the loan documents with respect to Existing Notes.~~

~~(f) If the Buyer is a corporation, a duly executed corporate resolution authorizing the execution of this Agreement and the purchase of the Property.~~

10.4 At Closing, Escrow Holder shall cause to be issued to Buyer a standard coverage (or ALTA extended, if elected pursuant to 9.1(g)) owner's form policy of title insurance effective as of the Closing, issued by the Title Company in the full amount of the Purchase Price, insuring title to the

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Property vested in Buyer, subject only to the exceptions approved by Buyer. ~~In the event there is a Purchase Money Deed of Trust in this transaction, the policy of title insurance shall be a joint protection policy insuring both Buyer and Seller.~~

IMPORTANT: IN A PURCHASE OR EXCHANGE OF REAL PROPERTY, IT MAY BE ADVISABLE TO OBTAIN TITLE INSURANCE IN CONNECTION WITH THE CLOSE OF ESCROW SINCE THERE MAY BE PRIOR RECORDED LIENS AND ENCUMBRANCES WHICH AFFECT YOUR INTEREST IN THE PROPERTY BEING ACQUIRED. A NEW POLICY OF TITLE INSURANCE SHOULD BE OBTAINED IN ORDER TO ENSURE YOUR INTEREST IN THE PROPERTY THAT YOU ARE ACQUIRING.

11. Prorations and Adjustments.

11.1 *Taxes.* Applicable real property taxes and special assessment bonds shall be prorated through Escrow as of the date of the Closing, based upon the latest tax bill available. The Parties agree to prorate as of the Closing any taxes assessed against the Property by supplemental bill levied by reason of events occurring prior to the Closing. Payment of the prorated amount shall be made promptly in cash upon receipt of a copy of any supplemental bill. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that as of the date of the Closing, Seller, as tenant under the AIR Commercial Real Estate Association Standard Industrial/Commercial Single-tenant Lease - Net, attached hereto as Exhibit A and to be entered into by Seller and Buyer concurrently with Closing, shall be responsible for the payment of all real property taxes and any special assessment bonds.

~~11.2 *Insurance.* **WARNING:** Any insurance which Seller may have maintained will terminate on the Closing. Buyer is advised to obtain appropriate insurance to cover the Property.~~

11.3 Rent. ~~*Rentals, Interest and Expenses.*~~ Rent for the month of October shall ~~Scheduled rentals, interest on Existing Notes, utilities, and operating expenses shall~~ be prorated as of the date of Closing. ~~The Parties agree to promptly adjust between themselves outside of Escrow any rents received after the Closing.~~

11.4 *Security Deposit.* Security Deposits to be paid ~~held~~ by Seller shall be given to Buyer as a credit to the cash required of Buyer at the Closing.

~~11.5 *Post Closing Matters.* Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the Parties by appropriate cash payment outside of the Escrow when the amount due is determined.~~

~~11.6 *Variations in Existing Note Balances.* In the event that Buyer is purchasing the Property subject to an Existing Deed of Trust(s), and in the event that a Beneficiary Statement as to the applicable Existing Note(s) discloses that the unpaid principal balance of such Existing Note(s) at the closing will be more or less than the amount set forth in paragraph 3.1(c) hereof ("**Existing Note Variation**"), then the Purchase Money Note(s) shall be reduced or increased by an amount equal to such Existing Note Variation. If there is to be no Purchase Money Note, the cash required at the Closing per paragraph 3.1(a) shall be reduced or increased by the amount of such Existing Note Variation.~~

~~11.7 *Variations in New Loan Balance.* In the event Buyer is obtaining a New Loan and the amount ultimately obtained exceeds the amount set forth in paragraph 5.1, then the amount of the Purchase Money Note, if any, shall be reduced by the amount of such excess.~~

~~11.8 *Owner's Association Fees.* Escrow Holder shall: (i) bring Seller's account with the association current and pay any delinquencies or transfer fees from Seller's proceeds, and (ii) pay any up front fees required by the association from Buyer's funds.~~

12. Representations and Warranties of Seller and Disclaimers.

12.1 Seller's warranties and representations shall survive the Closing and delivery of the deed for a period of 1 3 years, and any lawsuit or action based upon them must be commenced within such time period. Seller's warranties and representations are true, material and relied upon by Buyer. ~~and Brokers in all respects.~~ Seller hereby makes the following warranties and representations to Buyer ~~and Brokers~~: ~~See Paragraph 3 of Addendum.~~

(a) *Authority of Seller.* Seller is the owner of the Property and/or has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein, and to perform Seller's obligations hereunder.

(b) *Maintenance During Escrow and Equipment Condition At Closing.* Except as otherwise provided in paragraph 9.1(n) hereof, Seller shall maintain the Property until the Closing in its present condition, ordinary wear and tear excepted.

(c) *Hazardous Substances/Storage Tanks.* Seller has no knowledge, except as otherwise disclosed to Buyer in writing, of the existence or prior existence on the Property of any Hazardous Substance, nor of the existence or prior existence of any above or below ground storage tank.

(d) *Compliance.* Seller has no knowledge of any aspect or condition of the Property which violates applicable laws, rules, regulations, codes or covenants, conditions or restrictions, or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company requiring any investigation, remediation, repair, maintenance or improvement be performed on the Property.

(e) *Changes in Agreements.* Prior to the Closing, Seller will not violate or modify any ~~Existing Lease or~~ Other Agreement, or create any new leases or other agreements affecting the Property, without Buyer's written approval, which approval will not be unreasonably withheld.

(f) *Possessory Rights.* Seller has no knowledge that anyone will, at the Closing, have any right to possession of the Property, except as disclosed by this Agreement or otherwise in writing to Buyer.

(g) *Mechanics' Liens.* There are no unsatisfied mechanics' or materialmens' lien rights concerning the Property.

(h) *Actions, Suits or Proceedings.* Seller has no knowledge of any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, arbitrator, court or tribunal that would affect the Property or the right to occupy or utilize same.

(i) *Notice of Changes.* Seller will promptly notify Buyer and Brokers in writing of any Material Change (see paragraph 9.1(o)) affecting the Property that becomes known to Seller prior to the Closing.

~~(j) *No Tenant Bankruptcy Proceedings.* Seller has no notice or knowledge that any tenant of the Property is the subject of a bankruptcy or insolvency proceeding.~~

(k) *No Seller Bankruptcy Proceedings.* Seller is not the subject of a bankruptcy, insolvency or probate proceeding.

~~(l) *Personal Property.* Seller has no knowledge that anyone will, at the Closing, have any right to possession of any personal property included in the Purchase Price nor knowledge of any liens or encumbrances affecting such personal property, except as disclosed by this Agreement or otherwise in writing to Buyer.~~

12.2 Buyer hereby acknowledges that, except as otherwise stated in this Agreement, Buyer is purchasing the Property in its existing condition and will, by the time called for herein, make or have waived all inspections of the Property Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property. The Parties acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of the occupational safety and health laws, Hazardous Substance laws, or any other act, ordinance or law, have been made by either Party or Brokers, or relied upon by either Party hereto.

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12.3 In the event that Buyer learns that a Seller representation or warranty might be untrue prior to the Closing, and Buyer elects to purchase the Property anyway then, and in that event, Buyer waives any right that it may have to bring an action or proceeding against Seller or Brokers regarding said representation or warranty.

12.4 Any environmental reports, soils reports, surveys, and other similar documents which were prepared by third party consultants and provided to Buyer by Seller or Seller's representatives, have been delivered as an accommodation to Buyer and without any representation or warranty as to the sufficiency, accuracy, completeness, and/or validity of said documents, all of which Buyer relies on at its own risk. Seller believes said documents to be accurate, but Buyer is advised to retain appropriate consultants to review said documents and investigate the Property.

13. Possession.

Possession of the Property shall be given to Buyer at the Closing *subject to the leaseback in favor of Seller.* ~~subject to the rights of tenants under Existing Leases.~~

14. Buyer's Entry.

At any time during the Escrow period, Buyer, and its agents and representatives, shall have the right at reasonable times and subject to rights of tenants, to enter upon the Property for the purpose of making inspections and tests specified in this Agreement. No destructive testing shall be conducted, however, without Seller's prior approval which shall not be unreasonably withheld. Following any such entry or work, unless otherwise directed in writing by Seller, Buyer shall return the Property to the condition it was in prior to such entry or work, including the recompaction or removal of any disrupted soil or material as Seller may reasonably direct. All such inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due and Buyer shall indemnify, defend, protect and hold harmless Seller and the Property of and from any and all claims, liabilities, losses, expenses (including reasonable attorneys' fees), damages, including those for injury to person or property, arising out of or relating to any such work or materials or the acts or omissions of Buyer, its agents or employees in connection therewith.

15. Further Documents and Assurances.

The Parties shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for Closing as and when required by this Agreement. The Parties agree to provide all further information, and to execute and deliver all further documents, reasonably required by Escrow Holder or the Title Company.

16. Attorneys' Fees.

If any Party ~~or Broker~~ brings an action or proceeding (including arbitration) involving the Property whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term **"Prevailing Party"** shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

17. Prior Agreements/Amendments.

17.1 This Agreement supersedes any and all prior agreements between Seller and Buyer regarding the Property.

17.2 Amendments to this Agreement are effective only if made in writing and executed by Buyer and Seller.

18. Broker's Rights. *Intentionally Omitted*

~~18.1 If this sale is not consummated due to the default of either the Buyer or Seller, the defaulting Party shall be liable to and shall pay to Brokers the Brokerage Fee that Brokers would have received had the sale been consummated. If Buyer is the defaulting party, payment of said Brokerage Fee is in addition to any obligation with respect to liquidated or other damages.~~

~~18.2 Upon the Closing, Brokers are authorized to publicize the facts of this transaction.~~

19. Notices.

19.1 Whenever any Party, Escrow Holder ~~or Brokers~~ herein shall desire to give or serve any notice, demand, request, approval, disapproval or other communication, each such communication shall be in writing and shall be delivered by *email*, personally, by messenger, or by mail, postage prepaid, to the *email* address set forth in this agreement or by facsimile transmission, electronic signature, digital signature, or email.

19.2 Service of any such communication shall be deemed made on the date of actual receipt if personally delivered, or transmitted by facsimile transmission, electronic signature, digital signature, or email. Any such communication sent by regular mail shall be deemed given 48 hours after the same is mailed. Communications sent by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed delivered 24 hours after delivery of the same to the Postal Service or courier. If such communication is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

19.3 Any Party ~~or Broker~~ hereto may from time to time, by notice in writing, designate a different address to which, or a different person or additional persons to whom, all communications are thereafter to be made.

~~20. Duration of Offer.~~

~~20.1 If this offer is not accepted by Seller on or before 5:00 P.M. according to the time standard applicable to the city of Los Angeles on the date of October , 2016 it shall be deemed automatically revoked.~~

~~20.2 The acceptance of this offer, or of any subsequent counteroffer hereto, that creates an agreement between the Parties as described in paragraph 1.2, shall be deemed made upon delivery to the other Party or either Broker herein of a duly executed writing unconditionally accepting the last outstanding offer or counteroffer.~~

21. LIQUIDATED DAMAGES. **(This Liquidated Damages paragraph is applicable only if initialed by both Parties).**

THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, PRIOR TO SIGNING THIS AGREEMENT, THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY SELLER IF BUYER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. THEREFORE, IF, AFTER THE SATISFACTION OR WAIVER OF ALL CONTINGENCIES PROVIDED FOR THE BUYER'S BENEFIT, BUYER BREACHES THIS AGREEMENT AND SELLER IS NOT IN DEFAULT HEREUNDER, **SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF** $1,000.00 **. UPON PAYMENT OF SAID SUM TO SELLER, BUYER SHALL BE RELEASED**

FROM ANY FURTHER LIABILITY TO SELLER, AND ANY ESCROW CANCELLATION FEES AND TITLE COMPANY CHARGES SHALL BE PAID BY SELLER.

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22. ARBITRATION OF DISPUTES. *(This Arbitration of Disputes paragraph is applicable only if initialed by both Parties.)*

22.1 ANY CONTROVERSY AS TO WHETHER SELLER IS ENTITLED TO THE LIQUIDATED DAMAGES AND/OR BUYER IS ENTITLED TO THE RETURN OF DEPOSIT MONEY, SHALL BE DETERMINED BY BINDING ARBITRATION.

A. ARBITRATION OF DISPUTES:

The Parties agree to resolve any and all claims, disputes or disagreements arising under this Agreement, including, but not limited to any matter relating to the failure to return the Deposit, any other defaults by Seller, or any defaults by Buyer by and through arbitration as provided below and irrevocably waive any and all rights to the contrary. The Parties agree to at all times conduct themselves in strict, full, complete and timely accordance with the terms hereof and that any attempt to circumvent the terms of this Arbitration Agreement shall be absolutely null and void and of no force or effect whatsoever.

B. APPOINTMENT OF AN ARBITRATOR:

All disputes subject to this Arbitration Agreement, shall be determined by binding arbitration before a retired judge of the applicable court of jurisdiction (e.g., the Superior Court of the State of California) affiliated with Judicial Arbitration & Mediation Services, Inc. ("JAMS"). In the event that the parties elect to use an arbitrator other than one affiliated with JAMS then such arbitrator shall be obligated to comply with the Code of Ethics for Arbitrators in Commercial Disputes (see: http://www.adr.org/aaa/ShowProperty?nodeId=/UCM/ADRSTG 003867). Such arbitration shall be initiated by the Parties, or either of them, within ten (10) days after either party sends written notice (the "Arbitration Notice") of a demand to arbitrate by registered or certified mail to the other party and to the Arbitrator. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. If the Parties have agreed to use JAMS they may agree on a retired judge from the JAMS panel. If they are unable to agree within ten days, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. In the event the Arbitrator is not selected as provided for above for any reason, the party initiating arbitration shall apply to the appropriate Court for the appointment of a qualified retired judge to act as the Arbitrator.

C. ARBITRATION PROCEDURE:

1. PRE-HEARING ACTIONS. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The Parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the Parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances. The Arbitrator shall issue subpoenas and subpoenas duces tecum as provided for in the applicable statutory or case law (e.g., in California Code of Civil Procedure Section 1282.6).

2. THE DECISION. The arbitration shall be conducted in the city or county within which the Premises are located at a reasonably convenient site. Any Party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the Parties according to the substantive laws and the terms and provisions of this Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the court of applicable jurisdiction, subject only to challenge on the grounds set forth in the applicable statutory or case law (e.g., in California Code of Civil Procedure Section 1286.2). The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the court of appropriate jurisdiction pursuant to the provisions of this Agreement. The Arbitrator may award costs, including without limitation, Arbitrator's fees and costs, attorneys' fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion.

Whenever a matter which has been submitted to arbitration involves a dispute as to whether or not a particular act or omission constitutes a Default, the time to commence or cease such action shall be tolled from the date that the Notice of Arbitration is served through and until the date the Arbitrator renders his or her decision. Provided, however, that this provision shall NOT apply in the event that the Arbitrator determines that the Arbitration Notice was prepared in bad faith.

Whenever a dispute arises between the Parties concerning whether or not the failure to make a payment of money constitutes a default, the service of an Arbitration Notice shall NOT toll the time period in which to pay the money. The Party allegedly obligated to pay the money may, however, elect to pay the money "under protest" by accompanying said payment with a written statement setting forth the reasons for such protest. If thereafter, the Arbitrator determines that the Party who received said money was not entitled to such payment, said money shall be promptly returned to the Party who paid such money under protest together with interest thereon at the rate of 10% per annum. If a Party makes a payment "under protest" but no Notice of Arbitration is filed within thirty days, then such protest shall be deemed waived.

~~BY, AND UNDER THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("COMMERCIAL RULES"). ARBITRATION HEARINGS SHALL BE HELD IN THE COUNTY WHERE THE PROPERTY IS LOCATED. ANY SUCH CONTROVERSY SHALL BE ARBITRATED BY 3 ARBITRATORS WHO SHALL BE IMPARTIAL REAL ESTATE BROKERS WITH AT LEAST 5 YEARS OF FULL TIME EXPERIENCE IN BOTH THE AREA WHERE THE PROPERTY IS LOCATED AND THE TYPE OF REAL ESTATE THAT IS THE SUBJECT OF THIS AGREEMENT. THEY SHALL BE APPOINTED UNDER THE COMMERCIAL RULES. THE ARBITRATORS SHALL HEAR AND DETERMINE SAID CONTROVERSY IN ACCORDANCE WITH APPLICABLE LAW, THE INTENTION OF THE PARTIES AS EXPRESSED IN THIS AGREEMENT AND ANY AMENDMENTS THERETO, AND UPON THE EVIDENCE PRODUCED AT AN ARBITRATION HEARING. PRE-ARBITRATION DISCOVERY SHALL BE PERMITTED IN ACCORDANCE WITH THE COMMERCIAL RULES OR STATE LAW APPLICABLE TO ARBITRATION PROCEEDINGS. THE AWARD SHALL BE EXECUTED BY AT LEAST 2 OF THE 3 ARBITRATORS, BE RENDERED WITHIN 30 DAYS AFTER THE CONCLUSION OF THE HEARING, AND MAY INCLUDE ATTORNEYS' FEES AND COSTS TO THE PREVAILING PARTY PER PARAGRAPH 16 HEREOF. JUDGMENT MAY BE ENTERED ON THE AWARD IN ANY COURT OF COMPETENT JURISDICTION NOTWITHSTANDING THE FAILURE OF A PARTY DULY NOTIFIED OF THE ARBITRATION HEARING TO APPEAR THEREAT.~~

~~22.2 BUYER'S RESORT TO OR PARTICIPATION IN SUCH ARBITRATION PROCEEDINGS SHALL NOT BAR SUIT IN A COURT OF COMPETENT JURISDICTION BY THE BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE UNLESS AND UNTIL THE ARBITRATION RESULTS IN AN AWARD TO THE SELLER OF LIQUIDATED DAMAGES, IN WHICH EVENT SUCH AWARD SHALL ACT AS A BAR AGAINST ANY ACTION BY BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE.~~

~~22.3 NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.~~

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

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23. Miscellaneous.

23.1 **Binding Effect.** This Agreement shall be binding on the Parties without regard to whether or not paragraphs 21 and 22 are initialed by both of the Parties. Paragraphs 21 and 22 are each incorporated into this Agreement only if initialed by both Parties at the time that the Agreement is executed.

23.2 **Applicable Law.** This Agreement shall be governed by, and paragraph 22.3 is amended to refer to, the laws of the state in which the Property is located. Any litigation or arbitration between the Parties hereto concerning this Agreement shall be initiated in the county in which the Property is located.

23.3 **Time of Essence.** Time is of the essence of this Agreement.

23.4 **Counterparts.** This Agreement may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized and instructed to combine the signed signature pages on one of the counterparts, which shall then constitute the Agreement.

23.5 **Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.**

23.6 **Conflict.** Any conflict between the printed provisions of this Agreement and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions. **Seller and Buyer must initial any and all handwritten provisions.**

23.7 **1031 Exchange.** Both Seller and Buyer agree to cooperate with each other in the event that either or both wish to participate in a 1031 exchange. Any party initiating an exchange shall bear all costs of such exchange. The cooperating Party shall not have any liability (special or otherwise) for damages to the exchanging Party in the event that the sale is delayed and/or that the sale otherwise fails to qualify as a 1031 exchange.

23.8 **Days.** Unless otherwise specifically indicated to the contrary, the word "days" as used in this Agreement shall mean and refer to calendar days.

24. ~~**Disclosures Regarding The Nature of a Real Estate Agency Relationship.**~~ Intentionally Omitted

~~24.1 The Parties and Brokers agree that their relationship(s) shall be governed by the principles set forth in the applicable sections of the California Civil Code, as summarized in paragraph 24.2.~~

~~24.2 When entering into a discussion with a real estate agent regarding a real estate transaction, a Buyer or Seller should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Buyer and Seller acknowledge being advised by the Brokers in this transaction, as follows:~~

~~(a) *Seller's Agent.* A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller's agent or subagent has the following affirmative obligations: (1) *To the Seller:* A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller. (2) *To the Buyer and the Seller:* a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.~~

~~(b) *Buyer's Agent.* A selling agent can, with a Buyer's consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations. (1) *To the Buyer:* A fiduciary duty of utmost care, integrity, honesty, and loyalty in~~

_______________ INITIALS _______________ INITIALS

~~dealings with the Buyer. (2) *To the Buyer and the Seller*. a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.~~

~~(c) *Agent Representing Both Seller and Buyer*. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer. (1) In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Seller or the Buyer. b. Other duties to the Seller and the Buyer as stated above in their respective sections (a) or (b) of this paragraph 24.2. (2) In representing both Seller and Buyer, the agent may not without the express permission of the respective Party, disclose to the other Party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered. (3) The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect their own interests. Buyer and Seller should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advice about real estate. If legal or tax advice is desired, consult a competent professional.~~

~~(d) *Further Disclosures*. Throughout this transaction Buyer and Seller may receive more than one disclosure, depending upon the number of agents assisting in the transaction. Buyer and Seller should each read its contents each time it is presented, considering the relationship between them and the real estate agent in this transaction and that disclosure. Buyer and Seller each acknowledge receipt of a disclosure of the possibility of multiple representation by the Broker representing that principal. This disclosure may be part of a listing agreement, buyer representation agreement or separate document. Buyer understands that Broker representing Buyer may also represent other potential buyers, who may consider, make offers on or ultimately acquire the Property. Seller understands that Broker representing Seller may also represent other sellers with competing properties that may be of interest to this Buyer. Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this transaction may be brought against Broker more than one year after the Date of Agreement and that the liability (including court costs and attorneys' fees), of any Broker with respect to any breach of duty, error or omission relating to this Agreement shall not exceed the fee received by such Broker pursuant to this Agreement; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful mis conduct of such Broker.~~

~~24.3 *Confidential Information:* Buyer and Seller agree to identify to Brokers as "Confidential" any communication or information given Brokers that is considered by such Party to be confidential.~~

25. Construction of Agreement. In construing this Agreement, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Agreement. Whenever required by the context, the singular shall include the plural and vice versa. This Agreement shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

26 Additional Provisions: Additional provisions of this offer, if any, are as follows or are attached hereto by an addendum or addenda consisting of paragraphs 1 through 6 of the attached *Addendum*. (If there are no additional provisions write "NONE".)

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS AGREEMENT OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS AGREEMENT.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PROPERTY. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE INTEGRITY AND CONDITION OF ANY STRUCTURES AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PROPERTY FOR BUYER'S INTENDED USE.

WARNING: IF THE PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THIS AGREEMENT MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

NOTE:

1. THIS FORM IS NOT FOR USE IN CONNECTION WITH THE SALE OF RESIDENTIAL PROPERTY.
2. IF EITHER PARTY IS A CORPORATION, IT IS RECOMMENDED THAT THIS AGREEMENT BE SIGNED BY TWO CORPORATE OFFICERS.

The undersigned Buyer offers and agrees to buy the Property on the terms and conditions stated and acknowledges receipt of a copy hereof.

BROKER:

____

____

Attn: ______________________________

Title: ______________________________

Address: ______________________________

____

Telephone:(___) ______________________________

Facsimile:(___) ______________________________

Email: ______________________________

Federal ID No. ______________________________

Broker/Agent BRE License #: ______________________________

____

____

BUYER:

HWAY LLC,

a California limited liablity company

By: Golden Seagull Investments,

a California corporation

Its: Manager

By: ______________________________

Date: ______________________________

Name Printed: Neal Cannon

Title: Chief Financial Officer

Telephone:(818) 783-2915

Facsimile:(818) 783-2942

Email: ______________________________

By: ______________________________

Date: ______________________________

Name Printed: ______________________________

Title: ______________________________

Address: 14140 Ventura Boulevard, Suite 201

Sherman Oaks, CA 91423

Telephone:(___) ______________________________

Facsimile:(___) ______________________________

Email: neal@goldenseagullinvestments.com

Federal ID No. ______________________________

27. Acceptance.

27.1 Seller accepts the foregoing offer to purchase the Property and hereby agrees to sell the Property to Buyer on the terms and conditions therein specified.

~~27.2 In consideration of real estate brokerage service rendered by Brokers, Seller agrees to pay Brokers a real estate Brokerage Fee in a sum equal to ________ % of the Purchase Price to be divided between the Brokers as follows: Seller's Broker ________ % and Buyer's Broker ________ %. This Agreement shall serve as an irrevocable instruction to Escrow Holder to pay such Brokerage Fee to Brokers out of the proceeds accruing to the account of Seller at the Closing.~~

~~27.3 Seller acknowledges receipt of a copy hereof and authorizes Brokers to deliver a signed copy to Buyer.~~

~~28. Right of the Seller to Continue to List the Property for Sale. Until the Close of Escrow, the Parties agree that Seller shall have the continued right to market the Property for a sale price in excess of $10,000,000.00. If Seller is successful in reaching an agreement to sell the Property for such an amount to a bona fide third party, Buyer agrees to voluntarily terminate its right to acquire the Property in exchange for a fee of $15,000, repayment of the Loan, including interest and reimbursement of Buyer's actual, out-of-pocket costs incurred in making the Loan and it due diligence with respect to the Property (for such things as attorneys' fee, title insurance premiums, escrow costs and appraisals and surveys of the Property), all payable at the closing of any such sale.~~

~~NOTE: A PROPERTY INFORMATION SHEET IS REQUIRED TO BE DELIVERED TO BUYER BY SELLER UNDER THIS AGREEMENT.~~

BROKER:

Attn:
Title:
Address:

Telephone:( )
Facsimile:( )
Email:
Federal ID No.:

Broker/Agent BRE License #:

SELLER:

Point.360, a California corporation

By: [signature]
Date: 10/7/16
Name Printed: Alan Steel
Title: Executive Vice President
Telephone:( )
Facsimile:( )
Email:

By:
Date:
Name Printed:
Title:
Address: 2701 Media Center Drive
Los Angeles, CA 90065
Telephone:(323) 987-9444
Facsimile:( )
Email: asteel@point360.com
Federal ID No.: 01-0893376

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N Brand Blvd, Suite 900, Glendale, CA 91203. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

ADDENDUM

This Addendum ("**Addendum**") is entered into by and between Point.360, a California corporation ("**Seller**") and HWAY LLC a Caliornia limied liability company ("**Buyer**"), and amends and supersedes the terms of that certain Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate dated October 6, 2016 (the "**Agreement**"). Where the terms of the Agreement and the terms of this Addendum conflict, the terms of this Addendum shall in all instances prevail and control.

1. The Closing shall occur on or before October 11, 2016 or such later date as may be mutually agreeable to Seller and Buyer.

2. Intentionally Omitted ~~Buyer hereby irrevocably waives all of Buyer's Contingencies, including any right Buyer may have to terminate the Agreement as a result of the failure of any of Buyer's Contingencies, except as to title or substantial damage or destruction of the Property prior to Closing.~~

3. Intentionally Omitted ~~Buyer acknowledges and agrees that the representations and warranties of Seller made in the Agreement shall not survive the Closing. If the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under the Agreement or otherwise to make a claim against Seller for damages that Buyer may incur, or to rescind the Agreement, as the result of any of Seller's representations and warranties being untrue, inaccurate or incorrect. Prior to the Closing, Buyer's sole and exclusive remedy with respect to Seller's breach of any representations or warranties shall be as more particularly set forth in Paragraph 8.7 of the Agreement.~~

4. BUYER HAS BEEN GIVEN FULL OPPORTUNITY TO INSPECT THE PROPERTY AND EXCEPT FOR ANY EXPRESS REPRESENTATIONS MADE HEREIN BY SELLER, BUYER WILL RELY SOLELY UPON ITS INSPECTION OF THE PROPERTY, IF ANY, FOR ALL PURPOSES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DETERMINATION OF THE CHARACTER, CONDITION (WHETHER ENVIRONMENTAL OR OTHERWISE), ACCESSIBILITY, STATE OF REPAIR, ZONING, USE OR SUITABILITY OF THE PREMISES FOR THE PURPOSES IT IS BEING ACQUIRED. IN ADDITION, BUYER ACKNOWLEDGES THAT THE PROPERTY WILL BE CONVEYED "AS-IS," "WHERE IS," WITH ALL FAULTS AND DEFECTS AS OF THE CLOSING DATE AND THAT THERE HAVE BEEN NO REPRESENTATIONS, WARRANTIES, GUARANTIES, STATEMENTS OR INFORMATION, EXPRESS OR IMPLIED, WHATSOEVER MADE OR FURNISHED TO BUYER BY SELLER, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT. TO THE EXTENT THAT SELLER HAS PROVIDED TO BUYER ANY INSPECTION, ENGINEERING REPORTS OR ANY OTHER MATERIALS, INFORMATION OR DATA IN CONNECTION WITH BUYER'S INSPECTION OF THE PROPERTY, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACCURACY OR COMPLETENESS, METHODOLOGY OR OTHERWISE CONCERNING THE CONTENTS OF SUCH REPORTS, MATERIALS, INFORMATION AND DATA. BUYER ACKNOWLEDGES THAT SUCH REPORTS, MATERIALS, INFORMATION AND DATA FURNISHED TO BUYER ARE MADE AVAILABLE AS AN ACCOMMODATION ONLY, AND THAT SELLER HAS REQUESTED BUYER TO INSPECT THE PROPERTY AND INVESTIGATE THE MATTERS RELEVANT THERETO AND TO RELY SOLELY UPON THE RESULTS OF BUYER'S OWN INSPECTIONS, RATHER THAN ANY REPORTS, MATERIALS, INFORMATION OR DATA THAT MAY HAVE BEEN PROVIDED BY SELLER TO BUYER.

5. Buyer shall rely solely upon Buyer's own knowledge of the Property based on its investigation of the Property and its own inspection of the Property in determining the Property's physical condition. Buyer and anyone claiming by, through or under Buyer hereby waives its right to recover from and fully and irrevocably releases Seller, its employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf (the "**Released Parties**") from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other conditions, latent or otherwise, including environmental matters (except for those caused by Seller), affecting the Property, or any portion thereof, or in connection with, arising out of or in any way related to the transactions contemplated and relationship established by the Agreement or any other document executed in connection therewith, or any act, omission or event occurring in connection therewith; provided, however, this release does not apply to Seller's fraud, breach of any representations or warranties set forth in Section 12 of the Agreement. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release to Seller. In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants, which representation and warranty shall survive the close of Escrow and not be merged with the grant deed, that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants, which representation and warranty shall survive the Closing and not be merged with the grant deed, that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Seller by Buyer in exchange for Seller's performance hereunder. With respect to the waivers and releases set forth in this Paragraph 7, Buyer specifically waives the provisions of California Civil Code Section 1542, which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

BUYER HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND UNDERSTANDS THE SIGNIFICANCE OF THIS WAIVER OF SECTION 1542 RELATING TO UNKNOWN, UNSUSPECTED AND CONCEALED CLAIMS. BY ITS INITIALS BELOW, BUYER ACKNOWLEDGES THAT IT FULLY UNDERSTANDS, APPRECIATES AND ACCEPTS ALL OF THE TERMS OF THIS PARAGRAPH 5.

BUYER'S INITIALS: ________

If Buyer consummates the Closing of the purchase of the Property as contemplated by the Agreement, and subject to the terms of the Lease back being concurrently entered into between Buyer and Seller, Buyer hereby assumes any and all liabilities of Seller of any kind or nature arising out of or in connection

with the ownership and operation of the Property on or after the Closing, whether attributable to events or circumstances which may hereafter occur and whether known or unknown to Buyer as of the Closing, and Buyer and/or any transferee of the Property that is an affiliate or related party of Buyer agree to and shall indemnify, defend with legal counsel reasonably acceptable to Seller, and hold harmless the Released Parties from and against any and all such liabilities to the extent provided below. The terms of this provision shall survive the Closing.

6. Buyer acknowledges that "Natural Hazards" described in the following California code sections (the "**Natural Hazard Laws**") may affect the Property: Government Code Sections 8589.4; 8589.3; Government. Code Sections 51183.4, 51183.5 (Fire Hazard Severity Zone); Public Resource Code Section 2621.9 (Earthquake Fault Zone); Public Resource Code Section 2694 (Seismic Hazard Zone); and Public Resource Code Section 4136 (Wildland Area). Buyer acknowledges and agrees that Buyer has had the opportunity to independently evaluate and investigate whether any or all of such Natural Hazards affect the Property and Seller shall have no liabilities or obligations with respect thereto. Without limiting the foregoing, Buyer acknowledges and agrees that Buyer knowingly and intentionally waives any disclosures, obligations or requirements of Seller with respect to Natural Hazards, including, without limitation, any disclosure obligations or requirements under the aforementioned code sections or under California Civil Code Section 1102. Buyer represents that Buyer has experience acquiring and conducting due diligence, and that this waiver has been negotiated and is an essential aspect of the bargain between the parties.

Buyer:

HWAY LLC,
a California limited liability company

By: Golden Seagull Investments,
a California corporation
Its: Manager

By:__________________________
Name: Neal Cannon
Title: Chief Financial Officer

Seller:

POINT.360, a California corporation

By: [signature]
Name: Alan Steel
Title: Executive Vice-President

EXHIBIT A

LEASE

[To be attached as the following pages]